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                                                                   Exhibit 10.16

                    MERGER AND REGISTRATION RIGHTS AGREEMENT

         MERGER AND REGISTRATION RIGHTS AGREEMENT made as of the 1st day of November 1999, by and among (i) HISPANIC INTERNET HOLDINGS, INC., a Florida corporation ("HIH"), (ii) the shareholders of HIH listed on SCHEDULE I to this Agreement (the "Shareholders"), (iii) BIG CITY RADIO INC, a Delaware corporation ("BCR"), and (iv) HIH ACQUISITION, INC., a Delaware corporation and a wholly owned subsidiary of BCR ("Newco"). Capitalized terms used herein and not otherwise defined shall have the meaning ascribed to such terms in Article VII hereof.

                                   WITNESSETH

         WHEREAS, the Boards of Directors of HIH, BCR and Newco have each approved the merger of Newco with and into HIH (the "Merger"), upon the terms and subject to the conditions set forth herein;

         WHEREAS, each Shareholder owns, and will own immediately prior to the Closing, that number of shares (the "Shares") of common stock of HIH (the "HIH Common Stock") set forth opposite his or her name on SCHEDULE I.

         WHEREAS, pursuant to the Merger, the Shareholders will receive the Merger Consideration specified herein;

         NOW, THEREFORE, in consideration of the foregoing premises and the mutual agreements and covenants contained herein, and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereby agree as follows:

                                    ARTICLE I

                                     MERGER

         1.1 THE MERGER; SURVIVING CORPORATION. Upon the terms and subject to the conditions set forth herein, and in accordance with the provisions of this Agreement and the Florida Business Corporation Act (the "FBCA"), at the Effective Time, Newco shall be merged with and into HIH, with Newco being the surviving corporation (hereinafter sometimes called the "Surviving Corporation").

         1.2 ARTICLES OF INCORPORATION. The Articles of Incorporation of Newco, as in effect at the Effective Time, shall be the Articles of Incorporation of the Surviving Corporation until thereafter amended as provided by law.

         1.3 BYLAWS. The Bylaws of Newco, as in effect at the Effective Time, shall be the Bylaws of the Surviving Corporation until thereafter amended as provided by law.
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         1.4 DIRECTORS AND OFFICERS. The directors and officers of Newco immediately prior to the Effective Time shall be the directors and officers of the Surviving Corporation at the Effective Time until thereafter changed in accordance with applicable law and appropriate corporate actions.

         1.5 EFFECTIVE TIME. The Merger shall become effective in accordance with the terms of articles of merger (the "Delaware Articles of Merger") in the form attached hereto as EXHIBIT "A" to be filed with the Delaware Department of State pursuant to Delaware law. The date and time when the Merger shall become effective are herein referred to as the "Effective Time."

         1.6 EFFECTUATION OF THE MERGER. The parties shall file the Delaware Articles of Merger and take any and all other lawful actions and do any and all other lawful things necessary to cause the Merger to become effective.

         1.7 CONVERSION OF COMMON STOCK; MERGER CONSIDERATION. By virtue of the Merger and without any action on the part of any holder of capital stock of Newco or HIH:

                  (a) The Shares of HIH issued and outstanding immediately prior to the Effective Time (except for Shares which are held by HIH in its treasury) shall be converted at the Effective Time into and represent the right to receive the Merger Consideration (as defined below) in accordance with the terms hereof.

                  (b) Each share of HIH common stock held in its treasury immediately prior to the Effective Time shall be canceled or retired and cease to exist at the Effective Time without any conversion thereof.

                  (c) The term "Merger Consideration" shall mean (i) an aggregate amount of 400,000 shares of Common Stock (the "Closing Date Shares"), $.01 par value (the "BCR Common Stock") of BCR, to be allocated among the Shareholders in accordance with such Shareholder's Pro Rata Portion, and (ii) the Earnout specified in Section 1.13 hereof (the "Earnout Shares" and collectively with the Closing Date Shares, the "Merger Consideration Shares").

         1.8 PAYMENT OF THE MERGER CONSIDERATION. BCR shall deliver, or cause to be delivered, the Merger Consideration Shares to the Shareholders as follows:
(i) the Closing Date Shares shall be delivered to the Shareholders, in accordance with their Pro Rata Portion, on the Closing Date, and (ii) the Earnout Shares shall be delivered to the Shareholders, in accordance with their Pro Rata Portion, within five business days of reaching the goals set forth in
Section 1.13 hereof.

         1.9 NO OTHER RIGHTS. Upon consummation of the Merger, until surrendered to the Surviving Corporation, each certificate for Shares which immediately prior to the Effective Time represented outstanding Shares shall represent solely the right to receive the Merger Consideration relating thereto at and after the Effective Time.


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

         1.10 NEWCO COMMON STOCK. Each share of common stock, $.01 par value per share, of Newco issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted at the Effective Time into one fully paid and non-assessable share of common stock, par value $.01 per share, of the Surviving Corporation.

         1.11 FURTHER ASSURANCES. If at any time after the Effective Time the Surviving Corporation shall consider or be advised that any further documents, instruments or assurances in law or any other acts are necessary, desirable or proper to carry out the intent and accomplish the purposes of this Agreement, BCR agrees that the Surviving Corporation and its proper officers and directors will execute and deliver all documents, instruments and assurances in law and do all acts reasonably necessary, desirable or proper to carry out the intent and accomplish the purposes of this Agreement, and that the proper officers and directors of the Surviving Corporation are fully authorized in the name of the Surviving Corporation or otherwise to take any and all such action.

         1.12 THE CLOSING. The consummation of the transaction contemplated by this Agreement (the "Closing") shall take place at a location and date to be mutually agreed to by the parties ("Closing Date").

         1.13 EARN OUT. The Shareholders shall be entitled to payment of additional consideration (the "Earnout") as follows, based upon achievement of the Earnout Milestones (as defined below):

         (a) (i) an aggregate amount of 120,000 shares of BCR Common Stock if Gross Revenues (as defined in (b) below) of HIH for the 2000 calendar year equal or exceed $1,800,000 (the "Y2000 Milestone"), (ii) an additional aggregate amount of 120,000 shares of BCR Common Stock if Gross Revenues of HIH for the 2001 calendar year equal or exceed $4,500,000 (the "Y2001 Milestone"), (iii) an additional aggregate amount of 120,000 shares of BCR Common Stock if Gross Revenues of HIH for the 2002 calendar year equal or exceed $8,500,000 (the "Y2002 Milestone"), (iv) an additional aggregate amount of 120,000 shares of BCR Common Stock if Gross Revenues of HIH for the 2003 calendar year equal or exceed $11,500,000 (the "Y2003 Milestone"), and (v) an additional aggregate amount of 120,000 shares of BCR Common Stock if Gross Revenues of BCR Common Stock if Gross Revenues of HIH for the 2004 calendar year equal or exceed $15,000,000 (the "Y2004 Milestone") (such additional shares issued upon payment of the Earnout are referred to as the "Earnout Shares" and the Y2000 Milestone, the Y2001 Milestone, the Y2002 Milestone, the Y2003 Milestone and the Y2004 Milestone shall be each be an "Earnout Milestone" and shall be collectively referred to as the "Earnout Milestones"). The Earnout Shares shall be issued to the Shareholders in accordance with their Pro Rata Portion and if the Earnout Milestone for a calendar year during the 2000 to 2004 calendar years is met during such calendar year. If in any given calendar year, Gross Revenues are at least equal to the Earnout Milestones for the first subsequent calendar year, then the Earnout Milestones for the first such subsequent


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

                  calendar year will be equal to the average of the original Earnout Milestones for the first such subsequent calendar year and the year immediately proceeding the first such subsequent calendar year. If in any given calendar year, the Gross Revenues are at least equal to the Earnout Milestones for the second, third, fourth or fifth subsequent calendar year and if in the first such subsequent year the Gross Revenues are at least equal to the Earnout Milestones for the second, third, fourth or fifth years, then the Earnout Shares associated with the Earnout Milestone attained in these two consecutive years shall be awarded at the close of such subsequent calendar year. For example, if Gross Revenues for the 2000 calendar year equal $6,000,000, the Shareholder shall be granted 120,000 shares. The additional 120,000 shares will be granted if and only if the revenues at the end of calendar Y2001 are at least equal to the average of Y2000's and Y2001's Earnout Milestones. If, for example, Gross Revenues for calendar Y2000 equal $10,000,000, the Shareholder shall be granted 120,000 shares. At the end of the calendar year 2001, 120,000 shares will be granted if the revenues at the end of calendar Y2001 are at least equal to the average of the Y2000's and Y2001's Earnout Milestones and an additional 120,000 shares will be granted if revenues at the end of calendar Y2001 are at least equal to Y2002's Earnout Milestone.

         (b) For purposes of this Agreement, "Gross Revenues of HIH" mean actual cash revenues from whatever source derived, excluding any barter revenue.

         (c) BCR shall make available to the Shareholders all such information and copies of documents and records necessary for evaluating the achievement of the Earnout Milestones. If any Shareholder disputes such determination, then such Shareholder shall give written notification to BCR setting forth such dispute. As promptly as reasonably possible after receipt of such notice, representatives of BCR and such Shareholder(s) shall meet to attempt to reconcile their differences. If the dispute has not been resolved within fifteen
(15) business days after notice of dispute has been given, then within five (5) business days thereafter any party may give notice to the other of its desire to arbitrate such disputed items and, at the request of the notifying party, such disputed items shall be submitted for arbitration to an arbitrators mutually acceptable to the parties. The costs of such arbitrators shall be borne by the non-prevailing party. Any Earnout Shares not subject to dispute shall be paid in accordance with this Section 1.13.

         (d) If a Sale or Spin-off of the Surviving Corporation shall occur at any time prior to the fifth anniversary date of this Agreement and the Shareholders shall have (i) complied with the terms and conditions of this Agreement and (ii) the Sale price or, in the case of a Spin-off, the Equity Value, of the Surviving Corporation, shall be at least Ten Million Dollars ($10,000,000), the Earnout Milestones shall be deemed to have been achieved, as of the date of such Sale, and the Shareholders shall be issued the Earnout Shares in accordance with their Pro Rata Portion. For purposes of this Agreement, "Sale" shall mean the acquisition by any person, group of affiliated persons or entity, of (1) all of the stock of the Surviving Corporation, or BCR, as the case may be or (2) all or substantially all of the assets of the Surviving Corporation, or BCR, as the case may be. For purposes of this Agreement, "Spin-off" shall mean (x) the distribution by BCR of 100% of its ownership interests in the Surviving Corporation as a dividend to its existing


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

shareholders or (y) an initial public offering of all or part of BCR's ownership interests in the Surviving Corporation. If a Sale of BCR shall occur at any time prior to the fifth anniversary of this Agreement and the Sale price shall be at least $4.00 per share of Class A Common Stock, the Earnout Milestones shall be deemed to have been achieved, as of the date of such Sale, and the Shareholders shall be issued the Earnout Shares in accordance with their Pro Rata Portion.

                                   ARTICLE II

                REPRESENTATIONS, WARRANTIES AND COVENANTS OF BCR

         In order to induce each Shareholder to enter into this Agreement, BCR represents and warrants to each Shareholder the following as of the Closing Date.

         2.1 ORGANIZATION AND CORPORATE POWER. BCR is a corporation duly organized and validly existing under the laws of the State of Delaware. Newco is a corporation duly organized and validly existing under the laws of the State of Delaware. Each of BCR and Newco has all required corporate power and authority to own its property and to carry on its businesses as presently conducted. Each of BCR and Newco has all required corporate power and authority to enter into and perform this Agreement, and to carry out the transactions contemplated hereby, including, without limitation, the issuance of the Merger Consideration Shares.

         2.2 AUTHORIZATION AND NON-CONTRAVENTION. This Agreement is a valid and binding obligation of BCR and Newco, enforceable against BCR and Newco in accordance with its terms, except as such enforceability may be limited by bankruptcy laws and general principles of equity. The execution, delivery and performance of this Agreement and the issuance of the Merger Consideration Shares, have been duly authorized by all necessary corporate action of BCR and Newco. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not (i) violate or conflict with BCR's or Newco's charter or bylaws, (ii) conflict with or constitute a breach of any material agreement to which BCR or Newco or any of its subsidiaries are a party, except where such breach would not have a Material Adverse Effect, or (iii) violate any applicable law, rule, regulation, judgment, order, writ or decree to which BCR or Newco is subject, except for such violations that would not have a Material Adverse Effect.

         2.3 CAPITALIZATION. As of the Closing, and prior to giving effect to the transactions contemplated hereby, the authorized and issued capital stock of BCR is as set forth in SCHEDULE 2.3 attached hereto.

         2.4 REPORTS AND FINANCIAL STATEMENTS. The historical financial statements included in the Incorporated Documents present fairly in all material respects the financial position of BCR and its consolidated subsidiaries at the dates indicated and the statement of operations, stockholders' equity and cash flows of BCR and its consolidated subsidiaries for the periods specified were prepared in conformity with GAAP applied on a consistent basis throughout the periods presented except as disclosed therein. Since the date of the most recent financial statements included in the Incorporated Documents, there has been no Material Adverse Change.

         2.5 INCORPORATED DOCUMENTS. The Incorporated Documents comply in all material respects with the requirements of the Exchange Act and as of their respective dates, did not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

         2.6 REGULATORY MATTERS. Except to the extent as would not have a Material Adverse Effect, BCR is in compliance with (i) the Communications Act of 1934, as amended by the Telecommunications Act of 1996 (the "Communications Act") and with all applicable rules, regulations and policies of the Federal Communications Commission (the "FCC"), and (ii) all state and local laws relating to telecommunications.

                                   ARTICLE III

                REPRESENTATIONS, WARRANTIES AND COVENANTS OF HIH

         In order to induce BCR and Newco to enter into this Agreement, HIH represents and warrants to BCR the following as of the Closing Date.

         3.1 ORGANIZATION AND CORPORATE POWER. HIH is a corporation duly organized and validly existing under the laws of the State of Florida. HIH has all required corporate power and authority to own its property and to carry on its businesses as presently conducted. HIH has all required corporate power and authority to enter into and perform this Agreement, and to carry out the transactions contemplated hereby.

         3.2 AUTHORIZATION AND NON-CONTRAVENTION. This Agreement is a valid and binding obligation of HIH, enforceable against HIH in accordance with its terms, except as such enforceability may be limited by bankruptcy laws and general principles of equity. The execution, delivery and performance of this Agreement have been duly authorized by all necessary corporate action of HIH. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not (i) violate or conflict with HIH's charter or bylaws, (ii) conflict with or constitute a breach of any material agreement to which HIH or any of its subsidiaries are a party, except where such breach would not have a Material Adverse Effect, or (iii) violate any applicable law, rule, regulation, judgment, order, writ or decree to which HIH is subject, except for such violations that would not have a Material Adverse Effect.

         3.3 CAPITALIZATION. The Shareholders are the record owners of all of the issued and outstanding shares of HIH Common Stock. All of such shares of HIH Common Stock are duly authorized, validly issued, fully paid and nonassessable and were not issued in violation of (i) any preemptive or other rights of any person to acquire securities of HIH, or (ii) any applicable federal or state securities laws, and the rules and regulations promulgated thereunder. There are no outstanding subscriptions, options, convertible securities, rights (preemptive or other), warrant, calls or agreements relating to any shares of capital stock of HIH.

         3.4 OWNERSHIP OF WEBSITE. HIH owns and has the right to use the website, "todoahora.com" free and clear of all liens and encumbrances and has filed an application for service mark registration in the United States Patent and Trademark Office, copy of which is attached hereto as Exhibit "B".

         3.5 OPTIONS OR OTHER RIGHTS. There is no outstanding right, subscription, warrant, call, unsatisfied preemptive right, option or other agreement of any kind to purchase or otherwise to receive from the Company, or any Stockholder any of the outstanding, authorized by unissued, unauthorized or treasury shares of the capital stock or any other security of the Company or, and there is no outstanding security of any kind convertible into any such capital stock.

         3.6 CHARTER DOCUMENTS AND CORPORATE RECORDS. The Stockholders have heretofore caused to be delivered to BCR true and complete copies of the Articles of Incorporation and By-laws, or comparable instruments, of the Company as in effect on the date hereof and has made available for inspection the true and complete minute books of the Company.

         3.7 COMPLIANCE WITH LAWS. The Company is not in violation of any applicable order, judgment, injunction, award, decree or writ (collectively, "Orders"), or any applicable law, statute, code, ordinance, regulation or other requirement (collectively, "Laws"), of any government or political subdivision thereof, whether federal, state, local or foreign, or any agency or instrumentality of any such government or political subdivision, any court or arbitrator (collectively, "Governmental Bodies") the enforcement of which would have a Material Adverse Effect on the condition of the Company as a whole, and the Company has not received notice that any such violation is being or may be alleged.

         3.8 PERMITS. The Company has all licenses, permits, orders or approvals of, and have made all required registrations with, any Governmental Body that are material to the current conduct of the business of, or the current use of any of the Properties of, the Company (collectively, "Permits"). All Permits are listed on Schedule 3.4 and are in full force and effect; no material violations are or have been recorded in respect of any Permit; and no proceeding is pending or, to the Knowledge of the Company, threatened to revoke or limit any Permit. No action by the Stockholders, the Company or BCR is required in order that all Permits will remain in full force and effect following the consummation of the transactions provided for herein.

         3.9 NO BREACH. The execution, delivery and performance of this Agreement by the Stockholders and the consummation of the transactions contemplated hereby, including but not limited to, the merger (the "Contemplated Transactions") will not (i) violate any provision of the Articles of Incorporation or By-laws of the Company; (ii) require the Stockholders or the Company or to obtain any consent, approval or action of, or make any filing with or give any notice to, any Governmental Body or any other Person, (iii) violate, conflict with or result in the breach of any of the terms of, result in a material modification of the effect of, otherwise cause the termination of or give any other contracting party the right to terminate, or constitute (or with notice or lapse of time or both constitute) a default under, any contract, agreement, indenture, note, bond, loan, instrument, lease, conditional sale contract, mortgage, license, franchise, commitment or other binding arrangement (collectively, the "Contracts") to which the Company is a party or by or to which it or any of its Properties may be bound or subject, or result in the creation of any Lien upon the Properties of the Company pursuant to the terms of any such Contract; (iv) if the Required Consents are obtained, violate any Order of any Governmental Body against, or binding upon, the Company or upon its securities, Properties or business; (v) if the Required Consents are obtained, violate any Law of any Governmental Body; or
(vi) if the Required Consents are obtained, violate or result in the revocation or suspension of any Permit.

        3.10 CLAIMS AND PROCEEDINGS. There are no outstanding Orders of any Governmental Body against or involving the Company. There are no actions, suits, claims or legal, administrative or arbitral proceedings or investigations (collectively, "Claims") (whether or not the defense thereof or liabilities in respect thereof are covered by insurance) pending, or to the Knowledge of the Company, threatened, against or involving the Company or any of its Properties and to the Knowledge of the Company, or any of the Stockholders, there is no fact, event or circumstance that may give rise to any Claim.

        3.11 CONTRACTS. (a) Schedule 3.11 sets forth all of the following Contracts to which the Company is a party or by or to which it or its Properties may be bound or subject: (i) Contracts with any current or former officer, director, shareholder, employee, consultant, agent or other representative or with an entity in which any of the foregoing is a controlling Person; (ii) Contracts with any labor union or association representing any employee or former employee; (iii) Contracts for the sale of any Properties other than in the ordinary course of business or for the grant to any Person of any option or preferential rights to purchase any Properties; (iv) partnership or, joint venture agreements or Contracts; (v) Contracts under which the Company agrees to indemnify any party or to share tax liability of any party; (vi) material Contracts which cannot be cancelled without liability, premium or penalty only on 90 days' or more notice; (vii) Contracts containing covenants of the Company not to compete in any line of business or with any Person in any geographical area or covenants of any other Person not to compete with the Company in any line of business or in any geographical area; (viii) Contracts relating to the acquisition by the Company of any operating business or the capital stock of any other Person; (ix) Contracts relating to the borrowing of money; (x) Contracts containing obligations or liabilities of any kind to holders of the capital stock of the Company as such (including, without limitation, an obligation to register any of such securities under any federal or state securities laws);
(xi) Contracts pursuant to which the Company may hold or use any interest owned or claimed by the Company in or to any material Property; (xii) management Contracts and other similar agreements with any Person; (xiii) any other Contracts pursuant to the terms of which there is either a current or future obligation or right of the Company to make payments in excess of $10,000 or receive payments in excess of $25,000;

               (b) There have been delivered to BCR true and complete copies of all of the Contracts set forth on Schedule 3.11 or on any other Schedule. All of the Contracts are valid and binding upon the Company in accordance with their terms. The Company is not in default in any material respect under any of such Contracts, nor does any condition exist that with notice or lapse of time or both would constitute such a material default thereunder. To the Knowledge of the Company, no other party to any such Contract is in default thereunder in any material respect nor does any condition exist that with notice or lapse of time or both would constitute such a material default thereunder.

        3.12 INTELLECTUAL PROPERTY. Schedule 3.14 sets forth a list of the Company's registered patents, registered trademarks, domain names, registered service marks, registered trade names, registered copyrights and franchises, all applications for any of the foregoing and all permits, grants and licenses or other rights running to the Company relating to any of the foregoing that are material to the business of the Company. The Company owns, or is licensed or otherwise has the right, to use all registered patents, registered trademarks, domain names, registered service marks, registered trade names, registered copyrights and franchises set forth on Schedule 3.14, and (ii) the Company's rights in the property set forth on such list are free and clear of any Lien or other encumbrances and the Company has not received written notice of any adversely-held patent, invention, trademark, service mark or trade name of any other person, or notice of any charge or claim of any person relating to such intellectual property or any process or confidential information of the Company and to the Company's Knowledge there is no basis for any such charge or claim.

        3.13 TITLE TO PROPERTIES. Except as set forth in the Schedules hereto, the Company own outright and have good and marketable title to all of their Properties, including, without limitation, all of the assets reflected on the Balance Sheet or currently used in the operation of their businesses, in each case free and clear of any Lien.

        3.14 OFFICERS, DIRECTORS AND KEY EMPLOYEES. Schedule 3.16 sets forth (i) the name and the 1999 total compensation of each officer and director of the Company, (ii) the name and total compensation of each other employee, consultant, agent or other representative of the Company (iii) any accrual for, or any commitment or agreement by the Company to pay, such increases, bonuses or pay.

        3.15 POTENTIAL CONFLICTS OF INTEREST. No executive officer or director of the Company, no Stockholder, no relative or spouse (or relative of such spouse) of any such officer, director or a Stockholder and no entity controlled by one or more of the foregoing:

                           (i) owns, directly or indirectly, any interest in
(excepting less than 1% stock holdings for investment purposes in securities of publicly held and traded companies), or is an officer, director, employee or consultant of, any Person which is, or is engaged in business as, a competitor or customer of the Company;

                           (ii) owns, directly or indirectly, in whole or in
part, any Property that the Company uses in the conduct of its business; or

                           (iii) has any cause of action or other claim
whatsoever against, or owes any amount to, the Company, except for claims in the ordinary course of business such as for accrued vacation pay, accrued benefits under employee benefit plans, and similar matters and agreements existing on the date hereof.

        3.16 PROJECTIONS. The projections relating to operations of the Company through the fiscal year ending 2005 (the "Projections"), heretofore delivered by the Company to BCR, have been prepared in good faith on a reasonable basis. The assumptions on which the Projections are based are stated in Schedule 3.17 and are consistent with past practices of the Company and with historical conditions applicable to the business of the Company. Nothing has come to the attention of the Company, or any of the Stockholders to indicate that the Projections or the assumptions upon which they are based are not reasonable.

        3.17 FULL DISCLOSURE. All documents, Contracts, instruments, certificates, statements, schedules (including Schedules to this Agreement), exhibits (including Exhibits to this Agreement), Projections through the year ending 2004, and any other papers whatsoever (collectively, "Documents") delivered by or on behalf of the Stockholders or the Company in connection with this Agreement and the Contemplated Transactions are authentic if original or true and correct copies of the originals. No representation or warranty of the Stockholders contained in this Agreement, and no Document furnished by or on behalf of the Stockholders or the Company to BCR pursuant to this Agreement or in connection with the Contemplated Transactions, contains an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements made, in the context in which made, not materially false or misleading. Except as otherwise set forth in this Agreement, there is no material fact that the Stockholders have not disclosed to BCR in writing that materially adversely affects or, so far as any of the Stockholders can now foresee, will have a Material Adverse Effect on the Company or the ability of the Stockholders to perform this Agreement.

                                   ARTICLE IV

                         REGISTRATION RIGHTS AND LOCK-UP

         4.1 SHELF REGISTRATION. Not later than twelve (12) months from the Closing Date, BCR will file a registration statement (the "Shelf Registration Statement") covering the number of shares representing the maximum amount of Merger Consideration Shares and thereafter shall use its reasonable efforts to
(i) cause the Shelf Registration Statement to be declared effective as soon as practicable following such filing, and (ii) maintain such effectiveness (the "Registration Period") until the earlier of (x) the time at which each Shareholder is no longer subject to the volume limitations under Rule 144 of the Securities Act, or (y) such time as all of the Merger Consideration Shares have been sold.

         4.2 REGISTRATION PROCEDURES. BCR will, as expeditiously as possible:

                  (a) prepare and file with the Commission a Shelf Registration Statement with respect to the Merger Consideration Shares and use its best efforts to cause such Shelf Registration Statement to become and remain effective for a period of time required for the disposition of Merger Consideration Shares by each Shareholder;

                  (b) prepare and file with the Commission such amendments and supplements to the Shelf Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Shelf Registration Statement effective and to comply with the provisions of the Securities Act with respect to the sale or other disposition of the Merger Consideration Shares covered by the Shelf Registration Statement until such time as all of such securities have been disposed of by each Shareholder;

                  (c) furnish each Shareholder such number of copies of a summary prospectus or other prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents, as each Shareholder may reasonably request;

                  (d) use its reasonable efforts to register or qualify the Merger Consideration Shares covered by the Shelf Registration Statement under such other securities or blue sky laws of such jurisdictions within the United States and Puerto Rico as each Shareholder shall reasonably request (provided, however, BCR shall not be obligated to qualify as a foreign corporation to do business under the laws of any jurisdiction in which it is not then qualified or to file any general consent to service or process),and do such other reasonable acts and things as may be required of it to enable each Shareholder to consummate the disposition in such jurisdiction of the securities covered by the Shelf Registration Statement; and

                  (e) promptly notify in writing each Shareholder of the happening of any event, during the period of distribution, as a result of which the Shelf Registration Statement includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing.

         4.3 EXPENSES. All expenses incurred in complying with this Article IV, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for BCR shall be paid by BCR.

         4.4 LOCK-UP. Prior to the first anniversary of this Agreement, no Shareholder shall sell, assign, transfer, pledge, or encumber or grant any rights or interests or in respect of (any such transfer, disposition or encumbrance being hereinafter referred to as "Transfer") any Merger Consideration Shares. Any purported Transfer in violation of this Agreement shall be null and void and of no force and effect. Upon a Sale of the Company, the foregoing prohibition on the Transfer of Merger Consideration Shares shall terminate.

                                   ARTICLE V

               REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS

         Each Shareholder hereby represents to BCR on behalf of such Shareholder that:

(a) Such Stockholder has the full legal right and power and all authority and approvals required to execute and deliver this Agreement and to perform fully such Stockholder's obligations hereunder. This Agreement has been duly executed and delivered by such Stockholder and (assuming the due authorization, execution and delivery hereof by BCR) is a valid and binding obligation of such Stockholder enforceable in accordance with its terms. The execution and delivery by such Stockholder of this Agreement, the consummation of the Contemplated Transactions and the performance by such Stockholder of this Agreement in accordance with its terms will not (i) require the approval or consent of any Governmental Body or the approval or consent of any other Person;
(ii) conflict with or result in any breach or violation of any of the terms and conditions of, or constitute (or with notice or lapse of time or both constitute) a default under, any Law or Order of any Governmental Body applicable to such Stockholder or to the Shares held by such Stockholder, or any Contract to which such Stockholder is a party or by or to which such Stockholder is or the Shares held by such Stockholder are bound or subject; or (iii) result in the creation of any Lien on the Shares held by such Stockholder.

                   (b) Such Shareholder is acquiring the Merger Consideration Shares for its own account, for investment, and not with a view to any "distribution" thereof within the meaning of the Securities Act, and such Shareholder has no present or presently contemplated agreement, undertaking, arrangement, obligation, indebtedness or commitment providing for the distribution thereof.

                  (c) Such Shareholder understands that because the Merger Consideration Shares have not been registered under the Securities Act, it cannot dispose of any or all of the Merger Consideration Shares unless the relevant shares are subsequently registered under the Securities Act or exemptions from such registration are available. Such Shareholder understands that each certificate representing the Merger Consideration Shares will bear the following legend or one substantially similar thereto:

                  The securities represented by this certificate have not been registered under the Securities Act of 1933 (the "Act"). These securities have been acquired for investment and not with a view to distribution or resale, and may not be sold, mortgaged, pledged, hypothecated or otherwise transferred without an effective registration statement for such securities under the Act or an opinion of counsel satisfactory to Big City Radio Inc. is obtained to the effect that an exemption from such registration requirements is available.

                  (d) Such Shareholder is sufficiently knowledgeable and experienced in the making of investments so as to be able to evaluate the risks and merits of its investment in BCR, and is able to bear the economic risk of loss of its investment in BCR.

                  (e) Such Shareholder has been advised that the Merger Consideration Shares have not been and are not being registered under the Securities Act or under the "blue sky" laws of any jurisdiction and that BCR in issuing the Merger Consideration Shares is relying upon, among other things, the representations and warranties of such Shareholder contained in this Article V.

                  (f) Such Shareholder has been afforded the opportunity to ask questions of, and receive answers from, BCR and all of its executed officers and directors and to obtain any additional information, to the extent that BCR possesses such information or could have acquired it, necessary to verify the accuracy of the information contained in any documents delivered to each Shareholder concerning BCR and has in general had access to all information each Shareholder deemed material to an investment decision with respect to the acquisition of the Securities.

                  (g) Such Shareholder is an "accredited investor" as defined in Rule 501 of Regulation D promulgated under the Securities Act.

                   (h) Such Shareholder owns his or her shares of HIH Common Stock free and clear of any and all liens, mortgages, adverse claims, charges, security interests, encumbrances or other restrictions or limitations whatsoever (except for limitations imposed under U.S. federal or applicable state securities laws) and, upon delivery of and payment for such Shares as herein provided, such Stockholder will convey to BCR good and valid title thereto, free and clear of any Lien.

                   (k). The representations of the Company set forth in Section 3 are true, correct and complete in all material respects.

                                   ARTICLE VI

                                INDEMNIFICATION.

         6.1 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties made by each party in this Agreement shall survive the Closing Date for a period of three (3) years from the Closing Date. The covenants of the parties shall survive the Closing Date as provided herein.

         6.2 INDEMNIFICATION BY BCR. BCR shall indemnify and defend and hold harmless each Shareholder against and with respect to any and all damages, claims, losses, penalties, liabilities, actions, fines, costs and expenses (including, without limitation, reasonable attorney's fees and expenses) (all of the foregoing hereinafter collectively referred to as a "Loss"), with respect to the following items: (i) any misrepresentation or breach of warranty or covenant by BCR under this Agreement; or (ii) any untrue statement of a material fact contained in the registration statement referenced in Article II hereof, or the omission therefrom of a material fact necessary to make statements therein, in light of the circumstances under which they were made, not misleading (other than statements provided by each Shareholder).1

         6.3 INDEMNIFICATION BY SHAREHOLDER. Each Shareholder shall indemnify and defend and hold harmless BCR against any Losses with respect to any misrepresentation or breach of warranty or covenant by such Shareholder, or HIH under this Agreement, but each case only to the extent such Losses do not exceed such Shareholder's Pro Rata Portion of cash received by the Shareholder upon sale of the Merger Consideration Shares, and subject to the next sentence, in no event shall the Shareholder's Indemnification Obligation for Losses exceed the greater of (a) the value of the Merger Consideration Shares as of the date hereof and (b) the value of the Merger Consideration Shares as of the date the Indemnification Obligation is to be paid. In the event that the stock or assets of Hispanic Internet Holdings shall be determined by any court of competent jurisdiction to not have been the property of HIH and to be the property of another person or entity (other than the Shareholders), and as a result thereof, BCR shall be required to forfeit the todoahora.com site and/or related assets, or to incur Losses to retain such site and/or assets, all of the Merger Consideration Shares shall be promptly transferred to BCR by the Shareholders, without consideration, the Shareholders shall indemnify and hold harmless BCR against any Losses with respect to such determination.

                                   ARTICLE VII

                                   DEFINITIONS

         As used herein, the following terms shall have the following respective meanings:

         CLOSING. "Closing" shall have the meaning ascribed to such term in
Section 1.12 hereof.

         CLOSING DATE. "Closing Date" shall have the meaning ascribed to such term in Section 1.12 hereof.

         CODE. "Code" shall mean the Internal Revenue Code of 1986, as amended.

         COMMISSION. "Commission" means the Securities and Exchange Commission.

         EXCHANGE ACT. "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         GAAP. "GAAP" means generally accepted accounting principles.

         INCORPORATED DOCUMENTS. "Incorporated Documents" shall mean BCR's most recent Annual Report on Form 10-K filed with the Commission and each Form 10-Q Quarterly Report and each Current Report on Form 8-K filed with the Commission since the end of the fiscal year to which such Annual Report relates, including any amendments thereto.

         LOSS. "Loss" shall have the meaning ascribed to such term in Section
5.2 hereof.

         MATERIAL ADVERSE CHANGE or MATERIAL ADVERSE EFFECT. "Material Adverse Change" or "Material Adverse Effect" shall mean a material adverse effect on the business or financial condition of BCR and its subsidiaries, taken as a whole, or HIH taken as a whole, as the case may be.

         PRO RATA PORTION. "Pro Rata Portion" shall mean the percentage set forth opposite such Shareholder's name on SCHEDULE I.

         REGISTRATION PERIOD. "Registration Period" shall have the meaning ascribed to such term in Section 4.1 hereof.

         SECURITIES ACT. "Securities Act" means the Securities Act of 1933, as amended.

         SHELF REGISTRATION STATEMENT. "Shelf Registration Statement" shall have the meaning ascribed to such term in Article IV hereof.

                                  ARTICLE VIII

                                     GENERAL

         8.1 AMENDMENTS, WAIVERS AND CONSENTS. No failure or delay on the part of any party hereto in exercising any right, power or remedy hereunder shall operate as a waiver thereof. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to any party hereto at law or in equity or otherwise. This Agreement may be amended only with the prior written consent of BCR and each Shareholder.

         8.2 GOVERNING LAW. This Agreement shall be deemed to be a contract made under, and shall be construed in accordance with, the laws of the State of New York, without giving effect to conflicts of laws principles thereof.

         8.3 SECTION HEADINGS. The descriptive headings in this Agreement have been inserted for convenience only and shall not be deemed to limit or otherwise affect the construction of any provision thereof or hereof.

         8.4 COUNTERPARTS. This Agreement may be executed simultaneously in any number of counterparts, each of which when so executed and delivered shall be taken to be an original; but such counterparts shall together constitute but one and the same document.

         8.5 NOTICES AND DEMANDS. Any notice or demand which is required or provided to be given under this Agreement shall be deemed to have been sufficiently given and received for all purposes when received and may be delivered by hand, telecopy, telex or other method of facsimile, certified or registered mail, postage and charges prepaid, return receipt requested, or by overnight delivery, to the address set forth on the signature page hereto.

         8.6 SEVERABILITY. Each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be deemed prohibited or invalid under such applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, and such prohibition or invalidity shall not invalidate the remainder of such provision or the other provisions of this Agreement.

         8.7 INTEGRATION. This Agreement, including the exhibits, documents and instruments referred to herein or therein, constitutes the entire agreement, and supersedes all other prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, including, without limitation, the letter of intent between the parties hereto in respect of the transactions contemplated herein.

         8.8 BROKERS. Each party represents that no broker, finder, agent or similar intermediary has acted on behalf of BCR or such Shareholder in connection with this Agreement or the transactions contemplated hereby.

         8.9 PUBLICITY. BCR shall not issue any public release or announcement concerning this Agreement or the transactions contemplated hereby that identifies such Shareholder without the prior written consent of such Shareholder, except as required by law (in which case, so far as possible, there shall be consultation between the parties prior to such announcement).

         8.10 EXPENSES. Each party shall bear its own expenses with respect to the transactions contemplated hereby.

                                   * * * * * *

         IN WITNESS WHEREOF, the parties hereto have executed this Investment and Registration Rights Agreement on the date first written above.

                                        HISPANIC INTERNET HOLDINGS, INC.


                                        By:
                                           --------------------------------


                                        BIG CITY RADIO INC.


                                        By:
                                           --------------------------------

                                        SHAREHOLDERS:

                                        ------------------------------------
                                        Charles M. Fernandez

                                        ------------------------------------
                                        Phillip Frost, M.D.

                                        ------------------------------------
                                        Deisy Fernandez

                                        ------------------------------------
                                        EARLE MACK

                                        ------------------------------------
                                        Carlos Padron

                                   SCHEDULE I

                              LIST OF SHAREHOLDERS

         NAME                  NUMBER OF SHARES OF HIH      PRO RATA PORTION
         ----                  -----------------------      ----------------
Charles M. Fernandez                    560,000                    56%
Phillip Frost, M.D.                     175,000                  17.5%

Deisy Fernandez                         140,000                    14%
Earle Mack                               90,000                     9%
Carlos Padron                            35,000                   3.5%
                                      ---------                  -----

TOTALS                                1,000,000                   100%
                                      =========                  =====